Exhibit 5.(a)

Protective

Protective Life Insurance Company
[P.O. Box 830771]
[Birmingham, AL 35283-0771]

SECTION I: INSURED INFORMATION — VARIABLE UNIVERSAL INDIVIDUAL LIFE INSURANCE

1. Proposed Insured

Name (First, Middle, Last)			
Gender	*Birthdate*	*Birth State*	*Marital Status*
Driver's License Number & State			*Social Security Number*
Home Phone	*Work Phone*	*Cell Phone*	
Email Address		*Years at Residence*	
Address: (Street, City, State, Zip Code)			

2. Owner *(If other than Proposed Insured)*

Name (First, Middle, Last)			
Gender	*Birthdate*	*Birth State*	*SSN/Tax ID No.*
Name of Trust			*Date of Trust*
Home Phone	*Work Phone*	*Cell Phone*	
Email Address		*Relationship*	
Address: (Street, City, State, Zip Code)			

3. Employment Information
Proposed Insured

Employer's Name	
Employer's Address	
Annual Income	*Net Worth*
Occupation	*Number of Years*

4. Send Premium Notices To:
If other than Owner

Name
Relationship
Address: (Street, City, State, Zip Code)

SECTION II: PLAN OF INSURANCE

Plan of Insurance: (Name of Product)	*Initial Premium* $	*Planned Periodic Premium* $	*Initial Face Amount* $
Underwriting Class Quoted: *(Protective will issue best underwriting class.)*	*CVAT:* ☐ *(If not checked, the Guideline Premium Test will apply, subject to product availability.)*		
☐ *Level Face Amount* ☐ *Increasing Face Amount*	*Section 1035:* ☐ *Yes* ☐ *No*	*1035 Loan Transfer* ☐ *Yes* ☐ *No*	

Is Proposed Insured requesting Additional Benefits, Riders, or Child Coverage? ☐ *Yes* ☐ *No* *(If* ***Yes****, must complete the Rider Worksheet.)*	Premium Payment:	☐ *Annual* $	☐ *Quarterly* $	☐ *Semi-Annual* $
		☐ *Monthly (Pre-Authorized Withdrawal Only)* $		
		☐ *Cash with Application* $		

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SECTION III: BENEFICIARY DESIGNATIONS

If multiple beneficiaries are named, shares will be divided equally among the surviving beneficiaries, unless otherwise specified.

1.	*Primary Beneficiary Name(s)*	*Address & Telephone No*	*Birthdate*	*Social Security No*	*Relationship*	*%*
2.	*Contingent Beneficiary Name(s)*	*Address & Telephone No*	*Birthdate*	*Social Security No*	*Relationship*	*%*

SECTION IV: EXISTING COVERAGE/PENDING INSURANCE AND REPLACEMENT

(Must be answered completely on all cases)

1. Is the policy applied for to replace an existing insurance or annuity policy(ies) with this or any other company?............ ☐ Yes ☐ No
   (If Yes, complete any State required replacement forms and comparison statements.)
2. Regarding all persons proposed for insurance, list all life insurance in force on each proposed insured's life. Please be sure to list insurance policy information, whether owned by any proposed insured or not. **If None, insert None.**

Name of Insured	*Company*		*Policy Number*
Replace or Change?	*Amount*	*Purpose: Business/Personal*	*Issue Date*
Name of Insured	*Company*		*Policy Number*
Replace or Change?	*Amount*	*Purpose: Business/Personal*	*Issue Date*
Name of Insured	*Company*		*Policy Number*
Replace or Change?	*Amount*	*Purpose: Business/Personal*	*Issue Date*

3. Is there any application for any other life or health insurance on the life of the proposed insured now pending or being considered with this or any other company? *(If Yes, complete information below)*............ ☐ Yes ☐ No

Company Name	*Amount of Coverage*	*Total Amount to be Placed*	*Purpose of Coverage*

4. Has the Proposed Insured had a request for life or health insurance declined, postponed, rated, canceled, or restricted in any way? *If Yes, please explain*............ ☐ Yes ☐ No
5. In the next 3 years, will the ownership of the policy or interest in any trust owning the policy be transferred? *If Yes, please explain*............ ☐ Yes ☐ No
6. Is someone other than the Proposed Insured responsible for paying premiums? *If Yes, please explain*............ ☐ Yes ☐ No
7. Will anyone unrelated to the Proposed Insured receive any of the policy death benefit? *If Yes, please explain*............ ☐ Yes ☐ No
8. Has a mortality analysis or life expectancy analysis been performed on the Proposed Insured?............ ☐ Yes ☐ No
9. Has the Proposed Insured discussed transfer of the policy to be issued, or its death benefits, to a life settlement company, investor, offshore trust, investment trust, or entity associated with stranger owned or investment owned life insurance (commonly called SOLI or IOLI) or have you considered such a transfer? *If Yes, please explain*............ ☐ Yes ☐ No

Remarks and Explanations to any Yes answers in Section IV.

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SECTION V: PURPOSE OF INSURANCE (TO BE ANSWERED BY PROPOSED OWNER)

1.	What is the purpose of the insurance? (Personal - Family/Estate Protection, Asset Transfer or Business - Key man, Buy-Sell, etc.) **If Business insurance, complete questions 2 – 6 below**	☐ Personal ☐ Business
2.	What percent of business does the Proposed Insured own or control?	%
3.	What is approximate net annual income of business?	$
4.	What is approximate market value of the business?	$
5.	What year was the business established?	

6. Please complete the information below.

Name/Business Partner		*Title*
% of Business Owned	*Insurance Company*	*Amount Now Carried or Applied For*
Name/Business Partner		*Title*
% of Business Owned	*Insurance Company*	*Amount Now Carried or Applied For*
Name/Business Partner		*Title*
% of Business Owned	*Insurance Company*	*Amount Now Carried or Applied For*

SECTION VI: PERSONAL HISTORY

Provide details to any Yes answers on the Continuation of Information form.

HAS THE PROPOSED INSURED: **Yes No**

1. Used tobacco or nicotine of any kind over the last 5 years? ☐ ☐

Type	*Frequency*	*Date Last Used*

2. Consulted a physician or had treatment for the use or possession of:
   A. Alcohol? *(If Yes, complete the Alcohol Usage Questionnaire)* ☐ ☐
   B. Narcotics, stimulants, sedatives, hallucinogenic drugs? *(If Yes, complete the Drug Use Questionnaire)* ☐ ☐
3. In the past 5 years, been convicted of (i) two or more moving violations, (ii) driving under the influence of alcohol or other drugs, or (iii) had their driver's license suspended or revoked? ☐ ☐
4. Has the proposed insured ever been convicted of, or pled guilty or no contest to a felony, or does he/she any such charge pending against him/her? ☐ ☐
5. Flown as a pilot, student pilot or crew member, or intend ot fly as such, within the next 2 years? *(If Yes, complete the Aviation Questionnaire.)* ☐ ☐
6. Been a member of, or applied to be a member of, or received a notice of required service in, the armed forces, reserves or National Guard? *(If Yes, provide details below)* ☐ ☐

Branch of Service	*Rank*	*Duties*	*Mobilization Category*	*Current Duty Station*

7. Engaged in any of the following activities in the past 2 years? (If Yes, complete the appropriate Questionnaire.) ☐ ☐
   ☐ Racing ☐ Scuba Diving ☐ Hang Gliding ☐ Mountain Climbing ☐ Sky Diving ☐ Parachuting
8. Is Proposed Insured: *(If Yes to **any** questions below, complete the Foreign Travel Questionnaire).*
   a. A citizen of any country other than the United States or Canada? *(If Yes, provide details below)* ☐ ☐

Country of Citizenship	*Visa Type*	*Expiration Date*	*Length of U.S. Residency*

   b. Have you traveled or resided outside of the United States in the past 2 years? *(If Yes provide details)* ☐ ☐

Travel Details:

   c. Intending to travel or reside outside the United States or Canada within the next 12 months? ☐ ☐

To Where	*Why*
When	*For How Long*

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SECTION VII: IF APPLYING FOR LONG-TERM CARE OR CHRONIC ILLNESS ACCELERATED DEATH BENEFIT RIDER

1. Do you have another long-term care insurance policy or certificate in force (including health care service contract, health **Yes No**

maintenance organization contract)? ☐ ☐

2. Did you have another long-term care insurance policy or certificate in force during the last 12 months? ☐ ☐

If Yes, with which company? ____________

If that policy or certificate lapsed, when did it lapse? ____________

3. Are you covered by Medicaid? ☐ ☐

DECLARATIONS:

I (We) have read or have had read to me (us) the completed Application before signing below. I (We) represent that all statements and answers made in all parts of this application are full, complete and true, to the best of my (our) knowledge and belief. It is agreed that:

1. All such statements and answers shall be the basis of any insurance issued, and my (our) answers are material to the decision as to whether the risk is accepted by Protective Life.
2. No representative or medical examiner can make, alter or discharge any contract, accept risks, or waive Protective Life's right or requirements.
3. Acceptance of a policy by the Owner shall constitute ratification of any changes made by the Company. In those states where it is required, changes as to plan, amount, age at issue, classification or benefits will be made only with the Owner's written consent.
4. No insurance shall take effect unless: (1) a policy is delivered to the Owner, (2) the full first premium is paid while the proposed insured(s) is (are) alive; **and** (3) there has been no change in health and insurability from that described in this application. However, if the premium is paid as set forth in the attached Conditional Receipt Agreement and the Conditional Receipt Agreement is delivered to the Owner, the terms of the Conditional Receipt Agreement shall apply. No representative or medical examiner has any authority to waive or to alter these terms and conditions or to bind coverage under any other circumstances.
5. I have reviewed the attached Conditional Receipt Agreement and understand and agree that it provides a limited amount of life insurance for a limited period of time, and that such coverage is subject to the terms and conditions set forth in the Conditional Receipt Agreement.
6. The representative taking this application has made no statement or representation different from, contrary to or in addition to these Declarations and the terms and conditions of the attached Conditional Receipt Agreement.

AUTHORIZATIONS: **Yes No**

1. Do you want to be interviewed if an investigative consumer report will be made? ☐ ☐
2. Do you believe that this policy will meet your insurance needs and financial objectives? ☐ ☐
3. Did you receive the prospectus for the policy applied for and the prospectus for each of the funds? ☐ ☐
4. Do you understand that the amount and duration of the death benefit and the amount of policy values may vary, depending on the investment experience of the variable accounts? ☐ ☐
5. Are you purchasing this insurance to replace or change any in-force life insurance, annuities, long-term care insurance or health insurance policies or will the premium for this policy be funded by a withdrawal from an existing life insurance policy or annuity? ☐ ☐

   If Yes, Company(ies)____________ Estimated transfer amount $____________
6. If we are unable to issue a life insurance policy, do you wish to apply for a deferred annuity? ☐ ☐

IMPORTANT INFORMATION ABOUT IDENTIFICATION VERIFICATION

To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify, and record information of its customers. We may ask for information or identifying documents that will allow us to verify the identity of our customers.

Any person who knowingly with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties according to state law.

Signed At ____________ (City, State) ____________ (Date).

(X) ____________
Signature of Proposed Insured

(X) ____________
Signature of Owner *(If other than Proposed Insured)*

(X) ____________
Witness to All Signatures

(X) ____________
Signature of Covered Insured or Parent or Guardian

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Protective Life Insurance Company
[P.O. Box 830771]
[Birmingham, AL 35283-0771]

VARIABLE UNIVERSAL LIFE – PREMIUM PAYMENT ALLOCATIONS

Policy Number: ______________________________

1. PREMIUM PAYMENT ALLOCATIONS:
Select the allocation for your premium payments. (If no allocation is specified, all proceeds will be allocated to the Oppenheimer Money Fund/VA.) **You may also select the sub-accounts for which your monthly charges (other than Mortality & Expense) will be deducted.** (If no designation, charges will be deducted as stated in the prospectus.)

2. TELEPHONE TRANSFERS:
Protective Life Insurance Company will not be held liable for any loss, liability, cost or expense for acting on telephone instructions.
☐ By checking this box, I authorize the Company to honor telephone instructions to transfer account values among Sub-Accounts, subject to the conditions of the prospectus.
☐ By checking this box, I authorize the Registered Representative who signs this application to transfer account values among Sub-Accounts, subject to the conditions of the prospectus.

Purchase Allocation	Monthly Deduction Allocation	Category 1 - Conservative
_____%	_____%	Fidelity Investment Grade Bond
_____%	_____%	Franklin U.S. Government
_____%	_____%	Goldman Sachs Global Market Navigator
_____%	_____%	Invesco Government Securities
_____%	_____%	Lord Abbett Bond Debenture
_____%	_____%	MFS Research Bond
_____%	_____%	OppenheimerFunds Global Strategic Income
_____%	_____%	OppenheimerFunds Money
_____%	_____%	PIMCO Global Diversified Allocation
_____%	_____%	PIMCO Long-Term U.S. Government
_____%	_____%	PIMCO Low Duration
_____%	_____%	PIMCO Real Return
_____%	_____%	PIMCO Short Term
_____%	_____%	PIMCO Total Return
_____%	_____%	Templeton Global Bond

Purchase Allocation	Monthly Deduction Allocation	Category 2 - Moderate
_____%	_____%	Fidelity Contrafund®
_____%	_____%	Fidelity Index 500
_____%	_____%	Franklin Income
_____%	_____%	Franklin Rising Dividends
_____%	_____%	Goldman Sachs Strategic Growth
_____%	_____%	Invesco Comstock
_____%	_____%	Invesco Equity & Income
_____%	_____%	Invesco Growth and Income
_____%	_____%	Lord Abbett Calibrated Dividend Growth
_____%	_____%	Lord Abbett Classic Stock
_____%	_____%	Lord Abbett Fundamental Equity
_____%	_____%	MFS Growth
_____%	_____%	MFS Investors Growth Stock
_____%	_____%	MFS Investors Trust
_____%	_____%	MFS Total Return
_____%	_____%	MFS Value
_____%	_____%	Mutual Shares
_____%	_____%	OppenheimerFunds Main Street®

Purchase Allocation	Monthly Deduction Allocation	Category 3 - Aggressive
_____%	_____%	ClearBridge Mid Cap Core
_____%	_____%	ClearBridge Small Cap Growth
_____%	_____%	Fidelity Mid Cap
_____%	_____%	Franklin Flex Cap Growth
_____%	_____%	Franklin Small Cap Value
_____%	_____%	Franklin Small-Mid Cap Growth
_____%	_____%	Goldman Sachs Growth Opportunities
_____%	_____%	Goldman Sachs Mid Cap Value
_____%	_____%	Goldman Sachs Strategic International Equity
_____%	_____%	Invesco American Value
_____%	_____%	Invesco Global Real Estate
_____%	_____%	Invesco International Growth
_____%	_____%	Invesco Mid Cap Growth
_____%	_____%	Invesco Small Cap Equity
_____%	_____%	Lord Abbett Growth Opportunities
_____%	_____%	Lord Abbett Mid Cap Stock
_____%	_____%	MFS Emerging Markets Equity
_____%	_____%	MFS International Value
_____%	_____%	MFS New Discovery
_____%	_____%	MFS Research
_____%	_____%	MFS Utilities
_____%	_____%	OppenheimerFunds Capital Appreciation
_____%	_____%	OppenheimerFunds Global
_____%	_____%	PIMCO All Asset
_____%	_____%	Royce Micro-Cap
_____%	_____%	Royce Small-Cap
_____%	_____%	Templeton Developing Markets
_____%	_____%	Templeton Foreign
_____%	_____%	Templeton Growth

Purchase Allocation	Monthly Deduction Allocation	Protective Life General Account
_____%	_____%	Fixed Account
_____%	_____%	DCA Fixed Account (For Dollar Cost Averaging as "Source Fund" only, 12 month maximum. Only Offered on SPVL.)
_____%	_____%	Other: ______________________

TOTAL ALLOCATIONS MUST EQUAL 100%

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3. DOLLAR COST AVERAGING

Transfer the amount indicated below:

☐ Monthly ☐ Quarterly ____________ Months *(minimum 6 months)* __________ Day *(1 – 28)*

<u>From Source Fund</u>	<u>Amount *(Sub-account minimum $5,000)*</u>
______________________	$ ______________________

<u>To Destination Fund</u>	<u>Amount *(Minimum $100)*</u>	<u>*Percentage*</u>
______________________	$ ______________	________%
______________________	$ ______________	________%
______________________	$ ______________	________%
______________________	$ ______________	________%
______________________	$ ______________	________%
______________________	$ ______________	________%
______________________	$ ______________	________%

4. PORTFOLIO REBALANCING

Rebalancing to begin on: ________/________/________ (date) (Rebalancing due date can only be days 1 – 28.)

Rebalancing should occur: ☐ Quarterly ☐ Semi-Annually ☐ Annually

The variable contract value will be automatically rebalanced to the current premium payment allocations. Therefore, purchases made to specific funds will also be rebalanced.

SIGNATURES:

Signed at ______________________________ (City and State) ____________________ (Date).

______________________________	______________________________
Proposed Insured *(Sign Name in Full)*	Applicant/Owner(s) *(if other than Proposed Insured)*
______________________________	______________________________
Witness to All Signatures	Signature of Parent or Guardian *(if applicable)*

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